Exhibit 10.1

COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS

The table below provides information regarding the 2011 actual cash bonus amount and the 2012 base salary and target cash bonus amount for each “named executive officer” of Exelixis, Inc.

Named Executive Officer	2011 Actual Cash Bonus(1)	2012 Annual Base Salary	2012 Target Cash Bonus (% of 2012 Base Salary)
Michael M. Morrissey (principal executive officer)	$216,687	$622,976	60%
Frank Karbe (principal financial officer)	$115,119	$441,291	45%
Gisela M. Schwab	$112,968	$443,043	45%

(1)	To be paid in March 2012.